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                                                                  EXHIBIT 10.3

                          SUN HYDRAULICS INCORPORATED
                             1996 STOCK OPTION PLAN


         SUN HYDRAULICS INCORPORATED, a Delaware corporation (the "Company"), hereby adopts the Sun Hydraulics Incorporated 1996 Stock Option Plan (the "Plan"). The terms and conditions of the Plan are as follows:


         Section 1. Purpose of the Plan. The purposes of the Plan are to encourage ownership of shares of the Common Stock, $.001 par value, of the Company (the "Common Stock") by Employees (as defined in Section 3 of this
Plan) and to encourage each of them to remain in the employ of the Company, and to more fully align the interest of Employees and members of the Board of Directors of the Company with the interests of stockholders of the Company by giving such Employees and Directors a personal interest in the value of the Common Stock. It is intended that options granted to Employees pursuant to the terms of this Plan (individually, an "Option," collectively, the "Options") may be either "Incentive Stock Options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or "Nonstatutory Options" which do not qualify as Incentive Stock Options under Section 422 of the Code.

         Section 2. Administration of Plan. Subject to the provisions of this Plan, the Compensation Committee (the "Committee") appointed by the Company's Board of Directors shall have authority to supervise, administer and interpret this Plan including, but not limited to, the authority to (i) determine the Employees and Directors to whom Options shall be granted, (ii) determine the number of shares of Common Stock to be the subject of each Option, (iii) determine whether each Option granted to an Employee shall be designated as an Incentive Stock Option or not, (iv) determine the periods during which Options may be exercised and to accelerate the exercisability of outstanding Options, as it may deem appropriate; (v) determine the term of each Option, (vi) determine in good faith the fair market value of the Common Stock in accordance with reasonable valuation methods, (vii) determine in what manner the purchase price of the Common Stock shall be paid pursuant to Section 11 of this Plan;
(viii) to modify, cancel, or replace any prior Options and to amend the relevant Stock Option Agreements with the consent of the affected Optionees, including amending such agreements to amend vesting schedules, extend exercise periods or increase or decrease the Option Price for Options, as it may deem to be necessary, and (ix) make, amend and rescind rules and regulations relating to the Plan. The determination of the Committee shall be made in accordance with its judgment as to the best interests of the Company and its stockholders and in accordance with the purposes of the Plan. The Committee's determination in all cases arising under the Plan shall be final, conclusive and binding unless otherwise determined by the Board.

         Section 3. Employee Defined. For purposes of this Plan, the term "Employee" shall be defined to mean an individual who is an employee of either the Company, or a "subsidiary corporation" (as defined in Section 424(f) of the Code) of the Company (a "Subsidiary Corporation").


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         Section 4.   Common Stock Subject to the Plan.  Subject to adjustment
as provided in Section 16 of this Plan, the aggregate number of shares of Common Stock that shall be reserved and that may be issued from time to time upon the exercise of Options to be granted under this Plan is 1,000,000 shares of Common Stock. Such shares of Common Stock may consist of (i) treasury shares, (ii) authorized but unissued shares or (iii) both. In the event that an Option expires or terminates without having been exercised as to the full number of shares of Common Stock subject thereto, the shares of Common Stock as to which such Option was not exercised shall be available for Options that may thereafter be granted under this Plan.

         Section 5. Eligibility. The Compensation Committee may grant Options under this Plan to any Employee. The Compensation Committee may also grant Options to any director of the Corporation, subject to the restrictions in
Section 6. In granting such awards and determining which Employees shall be granted Options and the terms and amount of Common Stock covered by each such Option, the Compensation Committee may give consideration to the functions and responsibilities of the individual, his or her potential contributions to profitability and sound growth of the Company and such other factors as the Committee may, in its discretion, deem relevant.

         Notwithstanding the preceding sentence or any other provisions of this Plan, any Employee who is a Named Executive Officer of the Company (as defined herein) shall not be granted Options unless the grant is approved by a Committee of the Board (which may be the Compensation Committee) consisting solely of members of the Board of Directors who are not Employees, former officers or paid consultants of the Company. For this purpose, the term "Named Executive Officer" shall mean the Company's Chief Executive Officer and the four highest compensated officers (other than the Chief Executive Officer), as determined pursuant to the executive compensation disclosure rules under the Securities Exchange Act of 1934.

         The maximum number of shares of Common Stock with respect to which Options may be granted to any Participant during any one calendar year is 150,000 shares.

         Section 6. Options for Directors. The Committee may, in its sole discretion, from time to time grant Options to one or more members of the Board of Directors who are not Employees, provided that these Options must be Nonstatutory Options.

         Section 7. Term of Options. The term of each Option shall be for a period not to exceed ten (10) years from the date the Option is granted.

         Section 8. Exercise of Option. Except as otherwise provided in this Plan, an Option shall be exercisable only by the individual to whom it is granted during his or her lifetime (or, in the event of the participant's incapacity, by the participant's guardian or legal representative, acting in a fiduciary capacity on behalf of the participant). An Option shall be deemed exercised only if written notice of its exercise is delivered to the Secretary of the Company prior to the expiration of the term of the Option.





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         Section 9.   Designation of Options as Incentive Stock Options.  The
Committee shall, in its sole discretion, determine whether the Option granted to an Employee shall be an Incentive Stock Option under Code Section 422 or an option that will not qualify under Code Section 422. If the Committee decides to grant the Employee an Option that is an Incentive Stock Option, his or her stock option agreement referred to in Section 26 shall expressly state that such Option is intended to qualify as an Incentive Stock Option. Each provision of the Plan and of the stock option agreement relating to an Option designated as an Incentive Stock Option shall be construed so that such Option continues to qualify as an Incentive Stock Option, and any provision that cannot be so construed shall be disregarded.

         If the Option is intended to be an Incentive Stock Option it shall be exercisable only if such individual is an Employee of either the Company or a Subsidiary Corporation at all times during the period beginning on the date of the grant of the Option and ending on the date which is three (3) months before the date of such exercise (including the date of such exercise); provided, however, in the case of an employee who is permanently and totally disabled (within the meaning of Section 22(e)(3) of the Code), the ending date of the period of continuous employment may be one (1) year before the date of such exercise.

         Notwithstanding anything contained in this Plan to the contrary, if at the time an Incentive Stock Option is granted to an Employee, the Employee "owns" (as contemplated in Sections 422 and 424(d) of the Code) stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or a Subsidiary Corporation, the option price must be at least 110 percent of the fair market value of the Common Stock subject to the Option and such Option by its terms must not be exercisable after the expiration of five (5) years from the date such Option is granted.

         If the Option is not intended to be an Incentive Stock Option, it shall not be subject to the limits set forth in the preceding paragraphs and in
Section 10.

         Section 10. Annual Limit on Incentive Stock Options. Notwithstanding anything contained in this Plan to the contrary, if the Option granted to an Employee is intended to be an Incentive Stock Option, the aggregate fair market value (determined as of the time the Option is granted) of the shares of Common Stock with respect to which the Incentive Stock Options granted to the Employee (under all plans of the Company and any Subsidiary Corporation) first become exercisable during any calendar year shall not exceed $100,000, determined in accordance with the provisions of Section 422(d) of the Code.

         To the extent this limitation would otherwise be exceeded, the Option shall be deemed to consist of an Incentive Stock Option for the maximum number of shares which may be covered by Incentive Stock Options pursuant to the preceding sentence, and a Nonstatutory Option for the remaining shares subject to the Option.

         Section 11. Option Price. The purchase price of the Common Stock that shall be the subject of an Option shall be (i) if the Option is designated as an Incentive Stock Option, not less





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than the fair market value of the Common Stock on the date such Option is granted, and (ii) if the Option is a Nonstatutory Option, such price, which may be equal to or less than the fair market value of the Common Stock on the date such Option is granted, as the Committee shall determine.

         Payment of the purchase price for the shares of the Common Stock to be purchased upon exercise of an Option (the "Purchase Price") shall be due and payable to the Company, at the election of the individual to whom an Option is granted under this Plan (an "Optionee"), (i) in cash at time of exercise, (ii) by the delivery at time of exercise of shares of the Common Stock having a fair market value (as determined by the Committee) equal to the Purchase Price,
(iii) with the approval of the Committee, in cash at the time of exercise to the extent of the par value of such shares of Common Stock with the balance of the Purchase Price paid pursuant to a promissory note on terms satisfactory to the Committee delivered at time of exercise, or (iv) in such other manner as the Committee shall approve. Unless otherwise provided for by the Board, $.001 of the consideration to be received by the Company upon exercise of an Option shall be allocated to capital and the balance shall be allocated to surplus.

         Alternatively, the Committee may permit the Optionee to exercise his or her Option by delivery of (i) an irrevocable notice of exercise, accompanied by payment in full of the Purchase Price by the Optionee's stockbroker, and
(ii) an irrevocable instruction to the Company to deliver the shares of Common Stock issuable upon exercise of the Option promptly to the Optionee's stockbroker for the Optionee's account, both signed by the Optionee.

         Section 12. Tax Withholding. The Company shall have the right to require participating Employees exercising Nonstatutory Options to remit to the Company (or to the Subsidiary Corporation which employs them) an amount sufficient to satisfy any federal, state and local withholding tax requirements prior to the delivery of any shares of Common Stock acquired under the Options. If an Optionee sells, transfers, assigns or otherwise disposes of shares of Common Stock acquired upon the exercise of an ISO within two (2) years after the date on which the ISO was granted or within one (1) year after the receipt of the shares of Common Stock by the Optionee, the Optionee shall promptly notify the Company of such disposition and the Company shall have the right to require the Optionee to remit to the Company the amount necessary to satisfy any federal, state and local tax withholding requirements imposed on the Company by reason of such disposition.

                Amounts to which the Company is entitled pursuant to the preceding paragraph may, at the election of the Optionee and with the approval of the Committee, either (i) be paid in cash, (ii) be withheld from the Optionee's salary or other compensation payable by the Company, or (iii) be withheld in the form of some of the shares of Common Stock otherwise issuable to the Optionee upon exercise of the Options that have a fair market value not less than the minimum amount of tax the Company is required to withhold.

         Section 13. Nontransferability of Option. An Option shall not be transferable by the individual to whom it is granted except by (i) will, or
(ii) the laws of descent and distribution.





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         Section 14.  Termination of Employment or Directorship.  Subject to
any further restrictions contained in the written stock option agreement between the Optionee and the Company, in the event that an Optionee who is an Employee shall cease to be employed by the Company or a Subsidiary Corporation, whether voluntarily or involuntarily, or, in the event that an Optionee who is a Director but not an Employee shall cease to serve as a Director, for any reason other than the Optionee's death or permanent or total disability within the meaning of Section 22(e)(3) of the Code (the "Disability") and shall no longer be employed by any of them, all of the Optionee's rights to further exercise of his or her Options shall expire at the time specified by the Committee in his or her stock option agreement, or, for those Options intended to be Incentive Stock Options, as of a date no later than three (3) months from the date the employment of Optionee is terminated; provided, however, that no Option shall be exercisable after the expiration of ten (10) years from the date such Option is granted.

         Nothing in this Plan shall confer upon any Optionee the right to be continued in the employment of the Company or a Subsidiary Corporation, or to interfere in any way with the right of the Company or a Subsidiary Corporation to terminate the employment of an Optionee, whether for cause or otherwise. For purposes of this Plan, an Optionee's employment with the Company shall not be considered terminated for purposes of determining the exercisability of Incentive Stock Options if the Optionee is on military leave, sick leave or other bona fide leave of absence if the period of such leave does not exceed ninety (90) days, or, if longer, so long as the individual's right to reemployment with the Company or any Subsidiary Corporation is guaranteed either by statute or by contract.

         Section 15. Death or Disability of Optionee. In the event of the death of an Optionee while employed by (or serving as a director of) the Company or a Subsidiary Corporation, his or her Option may be exercised (to the extent that the Optionee was entitled to do so at the date of his or her death) by his or her personal representative or by any person or persons who shall have acquired the Option directly from the Optionee by will or by the laws of descent and distribution at any time within three (3) months after the date of his or her death; provided, however, that no Option shall be exercisable after the expiration of ten (10) years from the date such Option is granted.

         In the event of the disability of an Optionee while employed by (or serving as a director of) the Company or a Subsidiary Corporation, his Option may be exercised (to the extent that the Optionee was entitled to do so at the date of disability) by the Optionee at any time within one (l) year after the date of his or her disability; provided, however, that no Option shall be exercisable after the expiration of ten (10) years from the date such Option is granted.

         For purposes of this Plan, the determination as to whether an Optionee's employment is terminated because of "disability" shall be vested solely in the Committee and its determination shall be final and conclusive on all parties.

         Section 16. Adjustments in Company Common Stock. In the event of any changes in the issued and outstanding shares of the Common Stock by reason of a share dividend, split-up,





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reclassification, recapitalization, subdivision, combination, exchange of shares, merger, consolidation or liquidation by or of the Company, the aggregate number and class of shares available under this Plan, as well as the number of shares issuable under each then outstanding Option and the option price payable for such shares, shall be correspondingly adjusted by the Committee; provided, that neither the Stock Option Plan nor the Options outstanding under the plan will be adjusted in a manner that causes any Option intended to be a Incentive Stock Option not to qualify as an incentive stock option within the meaning of Section 422 of the Code.

                 The Committee may, in its discretion, substitute new option rights for, or cause the Company to assume the duties of any Subsidiary Corporation with respect to, stock options granted to Employees outstanding under any other stock option plan sponsored by a Subsidiary Corporation, by another corporation or by a parent or subsidiary (within the meaning of Section 425 of the Code) of such other corporation, in connection with any merger, consolidation, acquisition, separation, reorganization, liquidation or like occurrence in which the Company is involved.

         Section 17. Time of Granting Options. The granting of an Option shall take effect as of the time specified by the Committee in its resolutions granting the Option, or if none, at the time when the written stock option agreement referred to in Section 24 of this Plan shall have been duly executed and delivered by or on behalf of the Company and the Optionee.

         Section 18. Rights as a Stockholder. Except as otherwise provided by the laws of the State of Delaware, an Optionee shall have no rights as a stockholder of the Company with respect to any shares covered by his or her Option until the date of the issuance of such shares upon exercise of the Option. Except as otherwise provided in Section 15 of this Plan and by the laws of the State of Delaware, no adjustment shall be made for any dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights on the Common Stock for which the record date is prior to the date a stock certificate for the shares subject to the Option is issued.

         Section 19. Amendment of Plan. To the extent permitted by law, the Board may at any time and from time to time modify or amend the Plan in such respects as it shall deem advisable; provided, however, that such modification or amendment shall not change any rights under any outstanding Option without the written consent of the Optionee; provided further, however, that such modification or amendment shall not, without the approval of the stockholders of the Company, change the Plan so as to cause any Option intended to be an Incentive Stock Option to fail to meet the requirements of an incentive stock option under Section 422 of the Code.

         Section 20. Term of Plan. No Options shall be granted under this Plan at any time after the tenth (10) anniversary of the date this Plan is first adopted by the Board.

         Section 21. Termination of Plan. Notwithstanding anything contained in this Plan to the contrary, the Board may at any time terminate or discontinue this Plan or any Option granted





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hereunder provided that such action shall not, without the written consent of the Optionee affected, impair the rights of such Optionee under any Option previously granted under the Plan.

         Section 22. Governmental Regulations. This Plan and the granting and exercise of any Option and the obligations of the Company to sell and deliver shares of Common Stock under any such Option shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies as may be required.

         Section 23. Compliance with Securities Laws. Options granted and shares of the Common Stock issued by Company upon the exercise of Options shall be granted and issued only in full compliance with all applicable securities laws including, but not limited to, the Securities Act of 1933, as amended, and the general rules and regulations promulgated thereunder by the Securities and Exchange Commission and applicable state blue sky laws. In connection with such compliance, the Committee may impose such conditions on transfer of the shares of the Common Stock subject to an Option and other restrictions, conditions and limitations as it may deem necessary and appropriate.

         Section 24. Proceeds from Sale of Common Stock. The proceeds to be received by the Company upon the exercise of any Option, if other than in shares of the Common Stock, shall be used for general corporate purposes.

         Section 25. Obligations of Optionee. The granting of an Option shall impose no obligation upon the Optionee to exercise such Option.

         Section 26. Stock Option Agreements. Options granted under this Plan shall be evidenced by written agreements in such form as the Committee shall from time to time approve, which agreements (i) shall comply with and be subject to the terms and conditions of this Plan, (ii) may contain such other provisions not inconsistent with this Plan as the Committee shall deem advisable, including, without limitation, restrictions upon exercise of an Option, (iii) if the Option is intended to be an Incentive Stock Option, shall contain such other limitations and restrictions upon the exercise of the Option as shall be necessary in order that such Option will satisfy the requirements for incentive stock options imposed by Section 422 of the Code, and (iv) shall contain such restrictions as the Committee may determine to be necessary in order that the granting of such Option shall be in compliance with Federal and state securities laws.

         Section 27. Effective Date of Plan. The Plan shall become effective on the date it is approved by the Board of Directors of the Company. Notwithstanding the preceding sentence, if the Plan is not approved by vote of the Company's stockholders by the first anniversary of this effective date, it shall terminate and all Options granted hereunder shall be void. No Option granted under this Plan may be exercised until the Plan has been approved by the Company's stockholders.

         Section 28. Priority. To the extent that any of the provisions of Sections 421 and 422 of the Code are inconsistent with the provisions of this Plan and such inconsistency would cause





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this Plan not to be treated for Federal income tax purposes as an incentive stock option plan, or any Option expressly intended to be an Incentive Stock Option not to so qualify, the provisions of this Plan and of the Incentive Stock Options granted hereunder shall be deemed to be amended in a manner to comply with the provisions of Section 421 or 422 of the Code, as the case may be.

         IN WITNESS WHEREOF, the undersigned, being the duly elected and authorized Secretary of the Company, hereby certifies that this Plan was legally and validly approved by the Board of Directors of the Company on the 5th day of October, 1996.

                                SUN HYDRAULICS INCORPORATED


                                By: /s/  Gregory C. Yadley
                                   ---------------------------
                                         Gregory C. Yadley, Secretary




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